UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

First Amendment to Second Amended and Restated Loan and Security Agreement

On October 25, 2012, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott II, Inc., Bon-Ton Distribution, Inc., McRIL, LLC, and The Bon-Ton Stores of Lancaster, Inc. as borrowers, and The Bon-Ton Stores, Inc. and certain other subsidiaries as obligors, entered into a First Amendment (the “First Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Second Amended and Restated Loan and Security Agreement”), with Bank of America, N.A., as Agent, and certain financial institutions as lenders, dated March 21, 2011.

Commitments for loans under the Second Amended and Restated Loan and Security Agreement are in two tranches: Tranche A revolving commitments of $575.0 million (which includes a $150.0 million sub-line for letters of credit and $75.0 million for swing line loans) and Tranche A-1 revolving commitments of $50.0 million. The First Amendment (i) increases the Tranche A-1 revolving commitment to $100.0 million, (ii) increases the margins applicable to borrowings under the Tranche A-1 revolving commitments by 0.25% and (iii) makes certain other changes to the borrowing base calculations under the Second Amended and Restated Loan and Security Agreement.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Loan and Security Agreement dated March 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: October 31, 2012